

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the
Consolidated Balance Sheet and Statement of Consolidated Capitalization as of
June 30, 2000 and the related Statement of Consolidated Operations,
Comprehensive Income, Retained Earnings and Cash Flows for the six months ended
June 30, 2000 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000918040
<NAME>     Unicom Corporation
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                        DEC-31-2000
<PERIOD-START>                           JAN-01-2000
<PERIOD-END>                             JUN-30-2000
<BOOK-VALUE>                                PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                 12,289,686
<OTHER-PROPERTY-AND-INVEST>                4,871,146
<TOTAL-CURRENT-ASSETS>                     2,362,309
<TOTAL-DEFERRED-CHARGES>                           0<F1>
<OTHER-ASSETS>                             1,671,664
<TOTAL-ASSETS>                            21,194,805
<COMMON>                                   4,984,166
<CAPITAL-SURPLUS-PAID-IN>                          0
<RETAINED-EARNINGS>                          561,502
<TOTAL-COMMON-STOCKHOLDERS-EQ>             3,964,006<F2>
<PREFERRED-MANDATORY>                              0
<PREFERRED>                                    1,646<F3>
<LONG-TERM-DEBT-NET>                       6,781,928<F4>
<SHORT-TERM-NOTES>                                 0<F1>
<LONG-TERM-NOTES-PAYABLE>                          0<F1><F4>
<COMMERCIAL-PAPER-OBLIGATIONS>                     0<F1>
<LONG-TERM-DEBT-CURRENT-PORT>                567,508
<PREFERRED-STOCK-CURRENT>                          0
<CAPITAL-LEASE-OBLIGATIONS>                        0
<LEASES-CURRENT>                             238,365
<OTHER-ITEMS-CAPITAL-AND-LIAB>             9,641,352<F5>
<TOT-CAPITALIZATION-AND-LIAB>             21,194,805
<GROSS-OPERATING-REVENUE>                  3,465,382
<INCOME-TAX-EXPENSE>                          81,303
<OTHER-OPERATING-EXPENSES>                 2,835,708
<TOTAL-OPERATING-EXPENSES>                 2,917,011
<OPERATING-INCOME-LOSS>                      548,371
<OTHER-INCOME-NET>                            60,499<F6><F7>
<INCOME-BEFORE-INTEREST-EXPEN>               608,870
<TOTAL-INTEREST-EXPENSE>                     270,392
<NET-INCOME>                                 338,478
<PREFERRED-STOCK-DIVIDENDS>                        0<F6>
<EARNINGS-AVAILABLE-FOR-COMM>                338,478
<COMMON-STOCK-DIVIDENDS>                     141,723
<TOTAL-INTEREST-ON-BONDS>                          0<F8>
<CASH-FLOW-OPERATIONS>                       140,843
<EPS-BASIC>                                     1.84
<EPS-DILUTED>                                   1.83

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.

<F2> Includes $7,007 thousand for other comprehensive income and $1,588,669 thousand for treasury stock.

<F3> Preferred and preference stock of ComEd.

<F4> $3,524,003 thousand of notes, guaranteed senior notes and transitional trust notes are included in LONG-TERM-DEBT-NET.

<F5> Includes $350,000 thousand of ComEd-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely ComEd's subordinated debt securities.

<F6> A $2,239 thousand provision for preferred and preference stock dividends of
     ComEd and $14,855 thousand provision for preferred securities dividends of subsidiary trusts holding solely ComEd's subordinated debt securities are included in OTHER-INCOME-NET.

<F7> Includes an extraordinary loss of $4,167 thousand related to the early redemption of long-term debt for the first half of 2000.

<F8> This item is not disclosed as a separate line item on the Statement of
     Consolidated Operations.


